
<ARTICLE>                     5
<LEGEND>
 The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000857264
<NAME>                                         Krupp Government Income Trust

<PERIOD-TYPE>                                   3-Mos
<FISCAL-YEAR-END>                              Dec-31-1999
<PERIOD-START>                                 Jan-01-1999
<PERIOD-END>                                   Mar-31-1999
<CASH>                                           9,145,850
<SECURITIES>                                   154,752,416<F1>
<RECEIVABLES>                                    1,071,476
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                 4,563,298<F2>
<PP&E>                                                   0
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                 169,533,040
<CURRENT-LIABILITIES>                            6,556,091<F3>
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                       162,155,706
<OTHER-SE>                                         821,243<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   169,533,040
<SALES>                                                  0
<TOTAL-REVENUES>                                 2,972,169<F5>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                   666,204<F6>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                       0
<INCOME-PRETAX>                                  2,305,965
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                              2,305,965
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     2,305,965
<EPS-PRIMARY>                                          .15
<EPS-DILUTED>                                            0




<F1>  Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $75,282,186 and Additional Loans of $11,243,862), Participating Insured Mortgages ("PIMs") of $47,639,105 and Mortgage-backed Securities ("MBS") of $20,587,263.
<F2>  Includes prepaid acquisition fees and expenses of $9,570,796 net of accumulated amortization of $6,341,302 and prepaid participation servicing fees of $3,190,184 net of accumulated amortization of $1,856,380.
<F3>  Includes deferred income on Additional Loans of $5,853,511.
<F4>  Unrealized gain on MBS.
<F5>  Represents interest income on investments in mortgages and cash.
<F6>  Includes $295,866 of amortization of prepaid fees and expenses.


